Exhibit 99.1

The following risk factors are provided to update the risk factors of Royal Caribbean Cruises Ltd. previously disclosed in periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 25, 2020. As used in this Form 8-K, unless otherwise indicated or the context otherwise requires, the terms “Royal Caribbean,” the “Company,” “we,” “our” and “us” refer to Royal Caribbean Cruises Ltd. and its consolidated subsidiaries. The term “Silversea Cruises” refers to our majority-owned global cruise brand. “TUI Cruises” and “Pullmantur” refer to regional brands in which we hold an ownership interest. In accordance with cruise vacation industry practice, the term “berths” is determined based on double occupancy per cabin even though many cabins can accommodate three or more passengers.

The global COVID-19 pandemic has had, and will continue to have, a material adverse impact on our business and results of operations. The global spread of COVID-19 and the unprecedented responses by governments and other authorities to control and contain the spread has caused significant disruptions, created new risks, and exacerbated existing risks to our business.

We have been, and will continue to be, negatively impacted by the COVID-19 pandemic, including impacts that resulted from actions taken in response to the outbreak. Examples of these include, but are not limited to, travel bans and cruising advisories and the resulting temporary suspension of our operations, which is expected to continue until at least June 11, 2020 and Alaska sailings at least until June 30, 2020, restrictions on the movement and gathering of people, social distancing measures, shelter-in-place/stay-at-home orders, and disruptions to businesses in our supply chain. In addition to the imposed restrictions affecting our business, the extent, duration, and magnitude of the COVID-19 pandemic’s effect on the economy and consumer demand for cruising and travel is still rapidly fluctuating and difficult to predict. As such, these impacts may persist for an extended period of time or even become more pronounced, even after we are permitted to and/or begin to resume operations.

The COVID-19 pandemic also has elevated risks affecting significant parts of our business:

•Operations: Due to the global public health circumstances, we have decided to extend the suspension of sailings of our global fleet through at least June 11, 2020 and Alaska sailings at least until June 30, 2020. It is uncertain as to whether we will need to suspend additional sailings and to what extent. The suspension of sailings and the expected reduction in demand for future cruising once we resume sailing has led to a significant decline in our revenues and cash inflows, which has required us to take cost and capital expenditure containment actions. Consequently, we have reduced and furloughed our workforce, with approximately 23% of our U.S. shoreside employee base being impacted and, except for the minimum safe manning shipboard crew required to operate the ships during the suspension of operations, our shipboard crew were notified that their contracts would end early and they would be notified about new assignments when operations resume in the future, which may delay our ability to rebuild our workforce in the case of improved conditions. In addition, we have reduced our planned capital spending through 2021, which may negatively impact our execution of planned growth strategies, particularly as it relates to investments in our ships, technology, and our expansion of land-based developments. Furthermore, we have taken actions to monitor and mitigate changes in our supply chain, and port destination availability, which may strain relationships with our vendors and port partners. Due to the unprecedented and uncertain nature of the COVID-19 pandemic, it is difficult to predict the impact of further disruptions and their magnitude. The impact of further disruptions may depend on how they coincide with the timing of when we seek to resume sailing. In addition, we have never previously experienced a complete cessation of our cruising operations, and as a consequence, our ability to predict the impact of such a cessation on our brands and future prospects is limited and such impact is uncertain.

•Results of Operations: Our decision to suspend sailings of our global fleet through at least June 11, 2020 and Alaska sailings at least until June 30, 2020 and the resulting trip cancellations have materially impacted the results of our operations. We have incurred and will continue to incur significant costs associated with cancellations as we accommodate passengers with refunds and future cruise credits; as well as assisting our crew with their return home, food, housing, and medical needs. In addition, although cruise operations are currently suspended, we have incurred and will likely continue to incur significant overhead costs associated with layup of our fleet and enhanced COVID-19 related sanitation procedures. As we cannot control adverse media coverage and we cannot predict exactly when we will resume sailing operations, we are experiencing and may continue to experience weak demand for cruising for an undeterminable length of time and we cannot predict when we will return to pre-outbreak demand or fare pricing or if we will return to such levels in the foreseeable future. In turn, these negative impacts to our financial performance have resulted and may continue to result in impairments of our long-lived and intangible assets. For the three months ended March 31, 2020, we are finalizing certain impairment charges preliminarily estimated to be between $1.0 to $1.3 billion related to the impairment of goodwill attributable to our Silversea Cruises reporting unit and several of our vessels. Additionally, future profitability will be impacted by increased debt service costs as a result of our liquidity actions.

•Liquidity: The suspension of our sailings and the reduction in demand for future cruising has adversely impacted our liquidity as we have experienced a significant increase in refunds of customer deposits while cash inflows from new or existing bookings on future sailings has reduced sharply. As a result, we have taken actions to increase our liquidity through a combination of capital and operating expense reductions and financing activities. For instance, we borrowed an aggregate principal amount of $2.2 billion on March 23, 2020 and an additional $150 million on May 4, 2020 pursuant to a 364-day senior secured term loan which we intend to refinance. On March 27, 2020, we drew down all the remaining capacity of our revolving credit facilities for a total of $3.475 billion outstanding. On March 31, 2020, Moody’s downgraded us from Baa2 to Baa3, and on April 2, 2020 S&P Global downgraded us from BBB- to BB, and any further downgrade could reduce our ability to incur secured indebtedness by reducing the value of the liens on our assets that we are permitted to incur. In April and May 2020, we obtained interim debt service and financial covenant holidays under certain of our export-credit backed loan facilities to generate a cumulative $0.8 billion of incremental liquidity through April 2021. Our ability to raise additional financing, whether or not secured, could be limited if our credit rating is further downgraded, and/or if we fail to comply with applicable covenants governing our outstanding indebtedness, and/or if overall financial market conditions worsen. Additionally, due to the complexity of the pandemic’s impact to the economy and uncertainty of its duration, we cannot guarantee that assumptions used to project our liquidity needs will be correct, which may result in the need for additional financing and/or may result in the inability to satisfy covenants required by our current credit facilities. If we raise additional funds through equity or debt issuances, our shareholders could experience dilution of their ownership interest, and these securities could have rights, preferences, and privileges that are superior to that of holders of our ordinary shares. If we raise additional funds by issuing debt, we may be subject to limitations on our operations due to restrictive covenants, which may be more restrictive than the covenants in our existing debt agreements, and we may be required to further encumber our assets. If adequate funds are not available on acceptable terms, or at all, we may be unable to fund our operations, or respond to competitive pressures, any of which could negatively affect our business. There is no guarantee that financing will be available in the future or that such financing will be available with similar terms or terms that are commercially acceptable to us. Further, if any government agrees to provide us with disaster relief assistance, or other assistance due to the impacts of the COVID-19 pandemic, and we determine it is beneficial to seek such government assistance, it may impose restrictions on executive compensation, share buybacks, dividends, prepayment of debt and other similar restrictions until the aid is repaid or redeemed in full, which could significantly limit our corporate activities and adversely impact our business and operations. We cannot assure you that any such disaster relief would be available to us.

Adverse worldwide economic or other conditions could result in prolonged reduction in the demand for cruises and passenger spending, adversely impacting our operating results, cash flows and financial condition including impairing the value of our goodwill, ships, trademarks and other assets and potentially affecting other critical accounting estimates where the change may be material to our operating results.

In addition to health and safety concerns, demand for cruises is affected by international, national, and local economic conditions. Weak or uncertain economic conditions may impact consumer confidence and pose a risk as vacationers postpone or reduce discretionary spending. This, in turn, may result in cruise booking slowdowns, decreased cruise prices and lower onboard revenues, even after the COVID-19 pandemic has ended and/or related health and safety concerns are reduced. Given the global nature of our business, we are exposed to many different economies and our business could be hurt by challenging conditions in any of our markets. Any significant deterioration of international, national, or local economic conditions, including those resulting from geopolitical events and/or international disputes and the current economic and employment impact of the COVID-19 pandemic in countries where many of our customers reside could result in a prolonged period of booking slowdowns, depressed cruise prices and/or reduced onboard revenues, even after the COVID-19 pandemic has ended and/or related health and safety concerns are reduced. The COVID-19 pandemic could cause a global recession, which would have a further adverse impact on our financial condition and results of operations. In past recessions, demand in the cruise industry was significantly negatively impacted resulting in lower occupancy rates and adverse pricing, with a corresponding increase in the use of credits and other means to attract travelers. Additionally, the impact of COVID-19 on the financial markets is complicated and we cannot predict its effect on geopolitical events and/or international trade policies as countries attempt to mitigate the impact as economies re-open.

Our operating costs could increase due to market forces and economic or geopolitical factors beyond our control.

Our operating costs, including fuel, food, payroll and benefits, airfare, taxes, insurance, and security costs, are all subject to increases due to market forces and economic or geopolitical conditions or other factors beyond our control, including as a result of rerouting itineraries due to ports closing or not accepting passengers in connection with the COVID-19 pandemic. Increases in these operating costs could adversely affect our future profitability when an economic recovery begins.

Conducting business globally may result in increased costs and other risks.

We operate our business globally, which exposes us to a number of risks, including increased exposure to a wider range of regional and local economic conditions, volatile local political conditions, potential changes in duties and taxes, including changing and/or uncertain interpretations of existing tax laws and regulations, required compliance with additional laws and policies affecting cruising, vacation or maritime businesses or governing the operations of foreign-based companies, currency fluctuations, interest rate movements, difficulties in operating under local business environments, port quality and availability in certain regions, U.S. and global anti-bribery laws or regulations, imposition of trade barriers and restrictions on repatriation of earnings.

Our future growth strategies increasingly depend on the growth and sustained profitability of international markets. Factors that will be critical to our success in these markets include our ability to continue to raise awareness of our products and our ability to adapt our offerings to best suit rapidly evolving consumer demands. This risk is further heightened by the COVID-19 pandemic, as authorities in many of these markets have implemented numerous measures to contain the spread and impact of COVID-19, such as travel bans and restrictions, shelter-in-place/stay-at-home orders, and other limitations on business activity, including business closures. The execution of our planned growth strategies is dependent on meeting the governmental and regulatory measures and policies in each of these markets as they begin to re-open. Our ability to realize our future growth strategy is highly dependent on our ability to satisfy country-specific policies and requirements in order to return to service, as well as meeting the needs of region specific consumer preferences as services come back online. These factors may cause us to reevaluate some of our international business strategies.

Operating globally also exposes us to numerous and sometimes conflicting legal, regulatory and tax requirements. In many parts of the world, including countries in which we operate, practices in the local business communities might not conform to international business standards. These legal and regulatory requirements and standards may change in response to the COVID-19 pandemic, and there may be greater uncertainty as to the interpretation and enforcement of applicable laws and regulations, including those introduced in response to the COVID-19 pandemic. We cannot guarantee consistent interpretation, application, and enforcement of rules and regulations put in place in response to the COVID-19 pandemic, which could place limits on our operations or increase our costs, as well as negatively impact our future growth strategies in our key growth markets. We must adhere to policies designed to promote legal and regulatory compliance as well as applicable laws and regulations. However, we might not be successful in ensuring that our employees, agents, representatives and other third parties with whom we associate throughout the world properly adhere to them. In addition, we may be exposed to the risk of penalties and other liabilities if we fail to comply with all applicable legal and regulatory requirements introduced in response to the COVID-19 pandemic, which may be subject to frequent and rapid change. Failure by us, our employees or any of these third parties to adhere to our policies or applicable laws or regulations could result in penalties, sanctions, damage to our reputation and related costs, which in turn could negatively affect our results of operations and cash flows.

We have operations in, and source passengers from, the United Kingdom and the European Union. On January 31, 2020, the United Kingdom withdrew from the European Union and immediately entered an 11-month transition period. Uncertainty during the transition period (including any impact that COVID-19 may have on the negotiations during this transition period) could lead to adverse effects on the economy of the United Kingdom, including the value of the British Pound, and the other economies in which we operate, making it more difficult to source passengers from these regions. Additionally, if the withdrawal is not executed effectively, it could adversely affect tax, legal and regulatory regimes to which our business in the region is subject. The withdrawal could also, among other potential outcomes, disrupt the free movement of goods, services and people between the United Kingdom and the European Union, if not executed effectively.

As a global operator, our business also may be impacted by changes in U.S. policy or priorities in areas such as trade, immigration (including any continuation of any of the immigration policies put in place by the U.S. government in response to the COVID-19 pandemic) and/or environmental or labor regulations, among others. Depending on the nature and scope of any such changes, they could impact our domestic and international business operations. Any such changes, and any international response to them, could potentially introduce new barriers to passenger or crew travel and/or cross border transactions, impact our guest experience and/or increase our operating costs.

If we are unable to address these risks adequately, our financial position and results of operations could be adversely affected, including potentially impairing the value of our ships and other assets.

Price increases for commercial airline service for our guests or major changes or reduction in commercial airline service and/or availability could adversely impact the demand for cruises and undermine our ability to provide reasonably priced vacation packages to our guests.

Many of our guests depend on scheduled commercial airline services to transport them to or from the ports where our cruises embark or disembark. Increases in the price of airfare would increase the overall price of the cruise vacation to our guests, which may adversely impact demand for our cruises. In addition, changes in the availability and/or regulations governing commercial airline services, including those resulting from the COVID-19 pandemic, have adversely affected and could continue to adversely affect our guests’ ability to obtain air travel, as well as our ability to transfer our guests to or from our cruise ships, which could adversely affect our results of operations.

Fears of terrorist attacks, war, and other hostilities could have a negative impact on our results of operations.

Events such as terrorist attacks, war (or war-like conditions), conflicts (domestic or cross-border), civil unrest and other hostilities, including an escalation in the frequency or severity of incidents, and the resulting political instability, travel restrictions and advisories, and concerns over safety and security aspects of traveling or the fear of any of the foregoing have had, and could have in the future, a significant adverse impact on demand and pricing in the travel and vacation industry. In view of our global operations, we are susceptible to a wide range of adverse events. These events could also result in additional security measures taken by local authorities which may potentially impact access to ports and/or destinations.

Fluctuations in foreign currency exchange rates, fuel prices and interest rates could affect our financial results.

We are exposed to market risk attributable to changes in foreign currency exchange rates, fuel prices and interest rates. Significant changes in any of the foregoing could have a material impact on our financial results, net of the impact of our hedging activities and natural offsets. Our operating results have been and will continue to be impacted, often significantly, by changes in each of these factors. The value of our earnings in foreign currencies is adversely impacted by a strong U.S. dollar. In addition, any significant increase in fuel prices could materially and adversely affect our business as fuel prices not only impact our fuel costs, but also some of our other expenses, such as crew travel, freight, and commodity prices. Mandatory fuel restrictions, such as the International Maritime Organization’s 2020 Low Sulphur Regulation (“IMO 2020”), may also create uncertainty related to the price and availability of certain fuel types potentially impacting operating costs and the value of our related hedging instruments. Also, a significant increase in interest rates could materially impact the cost of our floating rate debt. Furthermore, regulatory changes, such as the announcement of the United Kingdom’s Financial Conduct Authority to phase out LIBOR by the end of 2021, may adversely affect our portfolio of floating-rate debt and interest rate derivatives. If LIBOR ceases to exist, we may need to renegotiate any credit agreements or interest rate derivatives agreements extending beyond 2021 that utilize LIBOR as a factor in determining the interest rate or hedge rate, which could adversely impact our cost of debt.

Changes in U.S. or other countries’ foreign travel policy may affect our results of operations.

Changes in U.S. foreign policy could result in the imposition of travel restrictions or travel bans on U.S. persons to certain countries or result in the imposition of U.S. travel advisories, warnings, rules, regulations or legislation that could expose us to penalties or claims of monetary damages. The timing and scope of these changes are unpredictable, and they could cause us to cancel scheduled sailings, possibly on short notice, or could result in possible litigation against us. This, in turn, could decrease our revenue, increase our operating costs and otherwise impair our profitability. For instance, in June 2019, the U.S. government announced that cruise ships would no longer be allowed to travel between the U.S. and Cuba. This required us to change our high yielding Cuba sailings on short notice, which impacted our earnings. Moreover, in May 2019, the U.S. government activated Title III of the Cuban Liberty and Solidarity (Libertad) Act of 1996, popularly known as the Helms-Burton Act. This allowed certain individuals whose property was confiscated by the Cuban government to sue in U.S. courts anyone who “traffics” in the property in question. The activation of Title III has resulted in litigation against us and others in the tourism industry.

Additionally, in the first quarter of 2020, the U.S. Department of State, along with other governments, including Canada, issued travel advisories warning against cruise travel as a result of the COVID-19 pandemic and subsequently imposed restrictions on those entering the U.S. and many nations imposed strict temporary restrictions on international travel. This, combined with other factors, ultimately lead to the company voluntarily suspending the sailings of our fleet globally through at least June 11, 2020 and Alaska sailings at least until June 30, 2020 and may limit or slow our ability to resume operations in the near term. In addition to the loss of revenues, our financial condition is affected by refund requests, future cruise credit issuances, and other costs associated with returning passengers and crew home safely.

Disease outbreaks and an increase in concern about the risk of illness could adversely impact our business and results from operations.

Disease outbreaks and increased concern related to illness when travelling to, from, and on our ships could cause a drop in demand for cruises, guest cancellations, travel restrictions, an unavailability of ports and/or destinations, cruise cancellations, ship redeployments and an inability to source our crew, provisions or supplies from certain places. Due to the complex and evolving nature of the COVID-19 pandemic we cannot predict the duration of the effect of the current pandemic, and the magnitude is dependent on the development of future events and responses from governments, other authorities, and individual consumers. Our industry may be subject to enhanced health and safety requirements in the future which may be costly and take a significant amount of time to implement across our fleet and we may be subject to concerns that cruises are susceptible to the spread of infectious diseases such as COVID-19. These effects may extend beyond any resolution of the current COVID-19 pandemic through the development of a vaccine or effective therapeutic treatment, and the impact of any of these factors could have a material adverse effect on our business and results of operations.
Incidents on ships, at port facilities, land destinations and/or affecting the cruise vacation industry in general, and the associated negative media coverage and publicity, could affect our reputation and impact our sales and results of operations.

The ownership and/or operation of cruise ships, private destinations, port facilities and shore excursions involves the risk of accidents, illnesses, mechanical failures, environmental incidents and other incidents which may bring into question safety, health, security and vacation satisfaction and can negatively impact our sales, operations and reputation. Incidents involving cruise ships, and, in particular the safety, health and security of guests and crew and the media coverage thereof, including those related to the COVID-19 pandemic, have impacted and could continue to impact demand for our cruises and pricing in the industry. In particular, we cannot predict the impact on our financial performance and our cash flows required for cash refunds of deposits as a result of the pause in our global fleet cruise operations, which may be prolonged, and the public’s concern regarding the health and safety of travel, especially by cruise ship, and related decreases in demand for travel and cruising. Moreover, our ability to attract and retain guests and crew depends, in part, upon the perception and reputation of our company and our brands and the public’s concerns regarding the health and safety of travel generally, as well as regarding the cruising industry and our ships specifically. Our reputation and our business could also be damaged by continued or additional negative publicity regarding the cruise industry in general, including publicity regarding the spread of contagious disease such as COVID-19, over-tourism in key ports and destinations and the potentially adverse environmental impacts of cruising. The considerable expansion in the use of social and digital media over recent years has compounded the potential scope and reach of any negative publicity. In addition, incidents involving cruise ships may result in additional costs to our business, increasing government or other regulatory oversight and, in certain cases, potential litigation.

Significant weather, climate events and/or natural disasters could adversely impact our business and results from operations.

Natural disasters (e.g. earthquakes, volcanos), weather and/or climate events (including hurricanes and typhoons) could impact our source markets and operations resulting in travel restrictions, guest cancellations, an inability to source our crew or our provisions and supplies from certain places. We are often forced to alter itineraries and occasionally cancel a cruise or a series of cruises or to redeploy our ships due to these types of events, which could have an adverse effect on our sales, operating costs and profitability in the current and future periods. Increases in the frequency, severity or duration of these types of events could exacerbate their impact and cause further disruption to our operations or make certain destinations less desirable or unavailable impacting our revenues and profitability further. Any of the foregoing could have an adverse impact on our results of operations and on industry performance.

Our reliance on shipyards, their subcontractors and our suppliers to implement our newbuild and ship upgrade programs and to repair and maintain our ships exposes us to risks which, if realized, could adversely impact our business.

We rely on shipyards, their subcontractors and our suppliers to effectively construct our new ships and to repair, maintain, and upgrade our existing ships on a timely basis and in a cost effective manner; and there are a limited number of shipyards with the capability and capacity to build, repair, maintain and/or upgrade our ships. As such, any disruptions effecting the newbuild or fleet modernization supply chain will adversely impact our business as there are limited substitutes.

The COVID-19 pandemic has led to suspensions and/or a slowdowns of work at certain shipyards, which impacts our ability to construct new ships when and as planned, our ability to timely and cost-effectively procure new capacity, and our ability to execute scheduled drydocks and/or fleet modernizations. We believe the effects of the COVID-19 pandemic on the shipyards, their subcontractors, and our suppliers will result in a delay in ship deliveries and we cannot yet reasonably predict the extent and duration of such delays. Variations from our plan could have a significant negative impact on our business operations and financial condition.
Building, repairing, maintaining and/or upgrading a ship is sophisticated work that involves significant risks. In addition, the prices of labor and/or various commodities that are used in the construction of ships can be subject to volatile price changes, including the impact of fluctuations in foreign exchange rates. Shipyards, their subcontractors, and/or our suppliers may encounter financial, technical or design problems when doing these jobs. If materialized, these problems could impact the timely delivery or costs of new ships or the ability of shipyards to repair and upgrade our fleet in accordance with our needs or expectations. In addition, delays, mechanical faults and/or unforeseen incidents may result in cancellation of cruises, or, in more severe situations, delays of new ship orders, or necessitate unscheduled drydocks. Such events could result in lost revenue, increased operating expenses, or both, and thus adversely affect our results of operations.

An increase in capacity worldwide or excess capacity in a particular market could adversely impact our cruise sales and/or pricing.

Although our ships can be redeployed, cruise sales and/or pricing may be impacted by the introduction of new ships into the marketplace, reductions in cruise capacity, overall market growth and deployment decisions of ourselves and our competitors. As of December 31, 2019, a total of 67 new ships with approximately 159,000 berths are on order for delivery through 2024 in the cruise industry, including 15 ships currently scheduled to be delivered to us through 2024. The further net growth in capacity from these new ships and future orders, without an increase in the cruise industry’s demand and/or share of the vacation market, could depress cruise prices and impede our ability to achieve yield improvement. Additionally, due to our global suspension of operations and the suspension of operations by other cruise operators, cruise prices and yield improvement are further at risk depending on how, when, and where global operations resume.

In addition, to the extent that we or our competitors deploy ships to a particular itinerary/region and the resulting capacity in that region exceeds the demand, we may lower pricing and profitability may be lower than anticipated. This risk exists in emerging cruise markets, where capacity has grown rapidly over the past few years and in mature markets where excess capacity is typically redeployed. Any of the foregoing could have an adverse impact on our results of operations, cash flows and financial condition, including potentially impairing the value of our ships and other assets.

Unavailability of ports of call may adversely affect our results of operations.

We believe that port destinations are a major reason why guests choose to go on a particular cruise or on a cruise vacation. The availability of ports and destinations is affected by a number of factors, including industry demand and competition for key ports and destinations, existing capacity constraints, constraints related to the size of certain ships, security, financial limitations on port development, exclusivity arrangements that ports may have with our competitors, geopolitical developments and local governmental regulations; and in light of the COVID-19 pandemic, port availability could also be subject to immediate change depending on local and/or onboard disease outbreaks or other government restrictions as well as limited availability when sailing resumes. In addition, higher fuel costs may adversely impact the destinations we choose to call upon on certain of our itineraries as they become too costly to include.

Increased demand and competition for key ports of call or destinations, limitations on the availability or feasibility of use of specific ports of call and/or constraints on the availability of shore excursions and other service providers at such ports or destinations could adversely affect our results of operations.

Growing anti-tourism sentiments and environmental concerns related to cruising could adversely impact our operations.

Certain ports and destinations are facing a surge of both cruise and non-cruise tourism which, in certain cases, has fueled anti-tourism sentiments and related countermeasures to limit the volume of tourists allowed in these destinations. In certain destinations, countermeasures to limit the volume of tourists are being contemplated and/or put into effect, including proposed limits on cruise ships and cruise passengers. Potential restrictions in ports and destinations such as Venice and Barcelona could limit the itinerary and destination options we can offer our passengers going forward. Some environmental groups have also generated negative publicity about the environmental impact of the cruise vacation industry and are advocating for more stringent regulation of ship emissions at berth and at sea. These anti-tourism sentiments and growing environmental scrutiny of the cruise industry and any related countermeasures could adversely impact our operations and financial results and subject us to increasing compliance costs.

We may lose business to competitors throughout the vacation market.

We operate in the vacation market and cruising is one of many alternatives for people choosing a vacation. We therefore risk losing business not only to other cruise lines, but also to other vacation operators, which provide other leisure options, including hotels, resorts, internet-based alternative lodging sites and package holidays and tours.

We face significant competition from other cruise lines on the basis of cruise pricing, travel agent preference and also in terms of the nature of ships, services and destinations that we offer to guests. Our principal competitors within the cruise vacation industry include Carnival Corporation & plc, which owns, among others, Aida Cruises, Carnival Cruise Line, Costa Cruises, Cunard Line, Holland America Line, P&O Cruises, Princess Cruises and Seabourn; Disney Cruise Line; MSC Cruises; and Norwegian Cruise Line Holdings Ltd, which owns Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises. Our revenues are sensitive to the actions of other cruise lines in many areas including pricing, scheduling, capacity and promotions, which can have a substantial adverse impact not only on our revenues, but on overall industry revenues.

In the event that we do not effectively market or differentiate our cruise brands from our competitors or otherwise compete effectively with other vacation alternatives and new or existing cruise companies, our results of operations and financial position could be adversely affected.

We may not be able to obtain sufficient financing or capital for our needs or may not be able to do so on terms that are acceptable or consistent with our expectations.

To fund our capital expenditures (including new ship orders), operations and scheduled debt payments, we have historically relied on a combination of cash flows provided by operations, drawdowns under available credit facilities, the incurrence of additional indebtedness and the sale of equity or debt securities in private or public securities markets. Any circumstance or event which leads to a decrease in consumer cruise spending, such as worsening global economic conditions or significant incidents impacting the cruise industry, including the COVID-19 pandemic, negatively affects our operating cash flows. In the case of the COVID-19 pandemic and the resulting suspension of our operations, these circumstances have also resulted in credit rating downgrades. See “—Adverse worldwide economic or other conditions could result in prolonged reduction in the demand for cruises and passenger spending, adversely impacting our operating results, cash flows and financial condition including potentially impairing the value of our goodwill, ships, trademarks and other assets and potentially affecting other critical accounting estimates where the change may be material to our operating results” and “—Incidents on ships, at port facilities, land destinations and/or affecting the cruise vacation industry in general, and the associated negative media coverage and publicity, could affect our reputation and impact our sales and results of operations” for more information.

Our ability to access additional funding as and when needed, our ability to timely refinance and/or replace our outstanding debt securities and credit facilities on acceptable terms and our cost of funding will depend upon numerous factors including, but not limited to, the recovery and strength of the financial markets, our financial performance, the performance of our industry in general and the size, scope and timing of our financial needs. In addition, even where financing commitments have been secured, significant disruptions in the capital and credit markets could cause our banking and other counterparties to breach their contractual obligations to us or could cause the conditions to the availability of such funding not to be satisfied. This could include failures of banks or other financial service companies to fund required borrowings under our loan agreements or to pay us amounts that may become due or return collateral that is refundable under our derivative contracts for hedging of fuel prices, interest rates and foreign currencies or other agreements. If any of the foregoing occurs for a prolonged period of time it will have a long-term negative impact on our cash flows and our ability to meet our obligations cannot be guaranteed.

Our liquidity could be adversely impacted if we are unable to satisfy the covenants required by our credit facilities.

Our debt agreements contain covenants, including financial and other covenants restricting our ability, or requiring us, to take certain actions. Certain of our separate unsecured bank facilities totaling an outstanding principal amount of approximately $4.7 billion as of March 31, 2020 contain covenants that require us, among other things, to maintain a fixed charge coverage ratio of at least 1.25x and limit our net debt-to-capital ratio to no more than 62.5%, as further described in Note 9. Debt to our consolidated financial statements under Item 8. Financial Statements and Supplementary Data in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2019 as updated by our Current Report filed on May 13, 2020. In May 2020, the requisite lenders under such unsecured bank facilities agreed to waive the requirement to comply with such financial covenants, so that the next time we will be required to comply with such covenants will be for the three months ended June 30, 2021. As a condition to obtaining such waivers, we agreed to certain additional covenants during the covenant waiver period, including that we maintain at least $300 million in unrestricted cash and cash equivalents (tested monthly) and that we are not permitted during the covenant waiver period, subject to limited exceptions, to pay cash dividends or make share repurchases unless we would have been compliant with our fixed charge coverage ratio at such time. In addition, the lenders under such unsecured bank facilities required a number of structural enhancements to such facilities as further described in Note 9. Debt to our consolidated financial statements under Item 8. Financial Statements and Supplementary Data in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2019 as updated by our Current Report filed on May 13, 2020. Among other things, certain of our subsidiaries that directly own other of our subsidiaries that own certain of our cruise ships are not permitted to incur or guarantee debt in excess of $1.7 billion in the aggregate prior to April 5, 2022 and, in certain circumstances, are required to provide additional guarantees for the benefit of the lenders under such facilities. Until such additional guarantees are released, which will occur automatically in certain circumstances where we eliminate secured and guaranteed debt, certain of our subsidiaries will be subject to limitations on incurring debt and creating liens on their assets and we and our subsidiaries will be subject to limitations on selling assets that are subject to such guarantees.

In addition, our ability to maintain our credit facilities may also be impacted by changes in our ownership base. More specifically, we may be required to prepay our bank financing facilities if any person acquires ownership of more than 50% of our common stock or, subject to certain exceptions, during any 24-month period, a majority of our board of directors is no longer comprised of individuals who were members of our board of directors on the first day of such period. Our public debt securities also contain change of control provisions that would be triggered by a third-party acquisition of greater than 50% of our common stock coupled with a ratings downgrade, which would require us to offer to repurchase our public debt securities in the event of such change of control.

Failure to comply with the terms of these debt facilities, or any prepayment or repurchase obligations, could result in an event of default. Generally, if an event of default under any debt agreement or debt security occurs, then pursuant to cross default acceleration clauses, our outstanding debt and derivative contract payables could become due and/or terminated. In addition, in such events, our credit card processors could hold back payments to create a reserve. We cannot provide assurances that we would have sufficient liquidity to repay, or the ability to refinance the debt if such amounts were accelerated upon an event of default.

If we are unable to appropriately balance our cost management and capital allocation strategies with our goal of satisfying guest expectations, it may adversely impact our business success.

Our goals call for us to provide high quality products and deliver high quality services. There can be no assurance that we can successfully balance these goals with our cost management and capital allocation strategies. Our business also requires us to make capital allocation decisions across a broad scope of investment options with varying return profiles and time horizons for value realization. These include significant capital investment decisions such as ordering new ships, upgrading our existing fleet, enhancing our technology and/or data capabilities, and expanding our portfolio of land-based assets, based on expected market preferences, competition and projected demand. There can be no assurance that our strategies will be successful, which could adversely impact our business, financial condition and results of operations. Investments in older tonnage, in particular, run the risk of not meeting expected returns and diluting related asset values.

Our attempts to expand our business into new markets and new ventures may not be successful.

We opportunistically seek to grow our business through, among other things, expansion into new destinations or source markets and establishment of new ventures complementary to our current offerings. These attempts to expand our business increase the complexity of our business, require significant levels of investment and can strain our management, personnel, operations and systems. In addition, we may be unable to execute our attempts to expand our business as a result of the impacts of the COVID-19 pandemic, as described elsewhere herein. There can be no assurance that these business expansion efforts will develop as anticipated or that we will succeed, and if we do not, we may be unable to recover our investment, which could adversely impact our business, financial condition and results of operations.

Risks associated with our development and operation of key land-based destination projects may adversely impact our business or results of operations.

We have invested, either directly or indirectly through joint ventures and partnerships, in a growing portfolio of key land-based projects including port and terminal facilities, private destinations and multi-brand destination projects. These investments can increase our exposure to certain key risks depending on the scope, location, and the ownership and management structure of these projects. These risks include susceptibility to weather events, exposure to local political/regulatory developments and policies, logistical challenges and human resource and labor risks; in addition to location-specific safety, environmental, and health risks, including challenges posed by the COVID-19 pandemic and its effects locally where we have these projects and relationships.

Our reliance on travel agencies to sell and market our cruises exposes us to certain risks which, if realized, could adversely impact our business.

We rely on travel agencies to generate the majority of bookings for our ships. Accordingly, we must ensure that our commission rates and incentive structures remain competitive. If we fail to offer competitive compensation packages or fail to maintain our relationships, these agencies may be incentivized to sell cruises offered by our competitors to our detriment, which could adversely impact our operating results. Our reliance on third-party sellers is particularly pronounced in certain markets. In addition, the travel agent industry is sensitive to economic conditions that impact discretionary income of consumers. Significant disruptions, such as those caused by the COVID-19 pandemic, or contractions in the industry could reduce the number of travel agencies available for us to market and sell our cruises, which could have an adverse impact on our financial condition and results of operations. Additionally, the strength of our recovery from suspended operations could be delayed if we are not aligned and partnered with key travel agencies.

Disruptions in our shoreside or shipboard operations or our information systems may adversely affect our results of operations.

Our principal executive office and principal shoreside operations are located in Florida, and we have shoreside offices throughout the world. Actual or threatened natural disasters (e.g., hurricanes/typhoons, earthquakes, tornadoes, fires or floods), municipal lockdowns, curfews, quarantines, or similar events in these locations may have a material impact on our business continuity, reputation and results of operations. For instance, virtually all Company shoreside operations are working remotely due to the COVID-19 pandemic, which may pose increased technological risks. In addition, substantial or repeated information system failures, computer viruses or cyber attacks impacting our shoreside or shipboard operations could adversely impact our business. We do not generally carry business interruption insurance for our shoreside or shipboard operations or our information systems. As such, any losses or damages incurred by us could have an adverse impact on our results of operations.

The loss of key personnel, our inability to recruit or retain qualified personnel, or disruptions among our shipboard personnel due to strained employee relations could adversely affect our results of operations.

Our success depends, in large part, on the skills and contributions of key executives and other employees, and on our ability to recruit, develop and retain high quality personnel as well as having adequate succession plans and back-up operating plans for when critical executives are unable to serve. As demand for qualified personnel in the industry grows, we must continue to effectively recruit, train, motivate and retain our employees, both shoreside and on our ships, in order to effectively compete in our industry, maintain our current business and support our projected global growth. In addition, we may experience difficulties in recruiting and retaining qualified personnel if we reduce the levels of fixed or variable compensation that we offer (including equity compensation impacted by the trading price of our equity), whether in response to the impacts of the COVID-19 pandemic or otherwise.

As of December 31, 2019, 89% of our shipboard employees were covered by collective bargaining agreements. A dispute under our collective bargaining agreements could result in a work stoppage of those employees covered by the agreements. We may not be able to satisfactorily renegotiate these collective bargaining agreements when they expire. In addition, existing collective bargaining agreements may not prevent a strike or work stoppage on our ships. We may also be subject to or affected by work stoppages unrelated to our business or collective bargaining agreements. Any such work stoppages or potential work stoppages could have a material adverse effect on our financial results, as could a loss of key employees, our inability to recruit or retain qualified personnel or disruptions among our personnel.

Business activities that involve our co-investments with third parties may subject us to additional risks.

Partnerships, joint ventures and other business structures involving our co-investments with third parties generally include some form of shared control over the operations of the business and create additional risks, including the possibility that other investors in such ventures could become bankrupt or otherwise lack the financial resources to meet their obligations, or could have or develop business interests, policies or objectives that are inconsistent with ours. In addition to financial risks, our co-investment activities may also present managerial and operational risks and expose us to reputational or legal concerns. These or other issues related to our co-investments with third parties could adversely impact our operations or liquidity. Due to the COVID-19 pandemic, our Pullmantur, TUI Cruises and Silversea affiliate cruise lines have suspended sailings and their operations, results of operations and liquidity have been and will continue to be adversely materially impacted. The Company may be required to provide funding for these affiliated operations and it is unclear when and to what extent these brands will resume operations and our ability to provide such funding will be limited by the level and terms of our outstanding indebtedness. Further, due to the arrangements we have in place with our partners in these ventures, we are limited in our ability to control the strategy of these ventures if and when they resume operations, or their use of capital and other key factors to their results of operation which could adversely affect our investments and impact our results of operations.

We have a partial ownership interest in Silversea Cruises and as a result may be unable to control the amount of cash we receive or retain from the operation of Silversea Cruises and are limited in the flexibility we have to support Silversea Cruises’ operations.

On July 31, 2018, we acquired a 66.7% equity stake in Silversea Cruises. In connection with the acquisition of our equity stake in Silversea Cruises, we with the other shareholder of Silversea Cruises became party to a Shareholders’ Agreement with Silversea Cruises and Silversea Cruises Group Ltd. (the “Shareholders’ Agreement”). Among other things, the Shareholders’ Agreement contains certain provisions concerning our funding and support of Silversea Cruises. We have provided and expect to continue to provide significant operational support and funding to Silversea Cruises. However our ability to control the operational support and funding that we believe is advisable to provide to Silversea Cruises is limited by provisions of the Shareholders’ Agreement. To the extent we continue to own less than 100% of Silversea Cruises and Silversea Cruises requires additional operational support and funding, our flexibility to contribute such support and funding is limited by the rights of the other shareholder of Silversea Cruises. Our inability, or limited ability, to control the operations and/or management of Silversea Cruises may limit the business strategies and operational results of Silversea Cruises and the value of our investment. Further, our continued significant operational support and funding of Silversea Cruises may have an adverse impact on our business and results of operation.

In addition, Silversea Cruises is the guarantor of the 7.25% senior secured notes 2025 issued by Silversea Cruise Finance Ltd. (the “Silversea Notes”). As of May 12, 2020, the Silversea Notes are rated Baa2 by Moody’s and BBB- by S&P. If the credit rating of the Silversea Notes is downgraded to below investment grade by one rating agency, then Silversea Cruises and its restricted subsidiaries will become subject to certain restrictive and other covenants, the application of which is currently suspended unless and until any such downgrade occurs. For example, if the credit rating of the Silversea Notes is downgraded to below investment grade, among other things, Silversea Cruises and its restricted subsidiaries will be subject to limitations on the incurrence of indebtedness, limitations on entering into transactions with affiliates (including Royal Caribbean and its subsidiaries that are not restricted subsidiaries of Silversea Cruises) and limitations on the payment of dividends and other distributions from Silversea Cruises to Royal Caribbean, each of which may limit our ability to obtain funding and may decrease our operational and financial flexibility, including the ability to make upstream payments from Silversea Cruises. The Silversea Notes are guaranteed by the Company on a senior unsecured basis. Any event of default or acceleration of the indebtedness under the Silversea Notes could cause the borrowings under other of our debt instruments that contain cross-default provisions to be accelerated or become payable on demand.

Past or pending business acquisitions or potential acquisitions that we may decide to pursue in the future carry inherent risks which could adversely impact our financial performance and condition.

The Company, from time to time, has engaged in acquisitions (e.g., our Silversea Cruises acquisition) and may pursue acquisitions in the future, which are subject to, among other factors, the Company’s ability to identify attractive business opportunities and to negotiate favorable terms for such opportunities. Accordingly, the Company cannot make any assurances that potential acquisitions will be completed timely or at all, or that if completed, we would realize the anticipated benefits of such acquisition. Acquisitions also carry inherent risks such as, among others: (1) the potential delay or failure of our efforts to successfully integrate business processes and realizing expected synergies; (2) difficulty in aligning procedures, controls and/or policies; and (3) future unknown liabilities and costs that may be associated with an acquisition. In addition, acquisitions may also adversely impact our liquidity and/or debt levels, and the recognized value of goodwill and other intangible assets can be negatively affected by unforeseen events and/or circumstances, which may result in an impairment charge. Any of the foregoing events could adversely impact our financial condition and results of operations.

We rely on supply chain vendors and third-party service providers who are integral to the operations of our businesses. These vendors and service providers are also affected by COVID-19 and may be unable or unwilling to deliver on their commitments or may act in ways that could harm our business.

We rely on supply chain vendors to deliver key products to the operations of our businesses around the world. Any event impacting a vendor’s ability to deliver goods of the expected quality at the location and time needed could negatively impact our ability to deliver our cruise experience. Events impacting our supply chain could be caused by factors beyond the control of our suppliers or us, including inclement weather, natural disasters, increased demand, problems in production or distribution and/or disruptions in third-party logistics or transportation systems, such as those caused by the COVID-19 pandemic. Any such interruptions to our supply chain could increase our costs and could limit the availability of products critical to our operations.

In order to achieve cost and operational efficiencies, we outsource to third-party vendors certain services that are integral to the operations of our global businesses, such as our onboard concessionaires, certain of our call center operations and operation of a large part of our information technology systems, which are also affected by the COVID-19 pandemic. We are subject to the risk that certain decisions are subject to the control of our third-party service providers and that these decisions may adversely affect our activities. A failure to adequately monitor a third-party service provider’s compliance with a service level agreement or regulatory or legal requirements could result in significant economic and reputational harm to us. There is also a risk the confidentiality, privacy and/or security of data held by third parties or communicated over third-party networks or platforms could become compromised.

If we are unable to keep pace with developments in technology or technological obsolescence, including technology in response to the COVID-19 pandemic, our operations or competitive position could become impaired.

Our business continues to demand the use of sophisticated technology and systems. These technologies and systems require significant investment and must be proven, refined, updated, upgraded and/or replaced with more advanced systems in order to continue to meet our customers’ demands and expectations. If we are unable to do so in a timely manner or within reasonable cost parameters or if we are unable to appropriately and timely train our employees to operate any of these new systems, our business could suffer. We also may not achieve the benefits that we anticipate from any new technology or system, which could result in higher than anticipated costs or impair our operating results.

In response to the COVID-19 pandemic, there has been a search for technology to accurately detect, either directly or indirectly, whether an individual is or has been infected with the virus or has been exposed to someone who is or might be infected. While this technology is in the early stages, as this technology continues to develop we may be faced with decisions regarding what technology to adopt for testing our passengers and employees, and what safety procedures to adopt for future sailings. We may be unable to obtain appropriate technology in a timely manner or at all or we may incur significant costs in doing so. A failure to adopt the appropriate technology, a failure or obsolescence in the technology that we do adopt, or a failure in our safety procedures could adversely affect our results of operations.

We are exposed to cyber security attacks and data breaches, including the risks and costs associated with protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and business partners.

We are subject to cyber security attacks. These cyber attacks can vary in scope and intent from attacks with the objective of compromising our systems, networks and communications for economic gain to attacks with the objective of disrupting, disabling or otherwise compromising our maritime and/or shoreside operations. The attacks can encompass a wide range of methods and intent, including phishing attacks, illegitimate requests for payment, theft of intellectual property, theft of confidential or non-public information, installation of malware, installation of ransomware and theft of personal or business information. The breadth and scope of these attacks, as well as the techniques and sophistication used to conduct these attacks, have grown over time.

A successful cyber security attack may target us directly, or it may be the result of a third party’s inadequate care. In either scenario, the Company may suffer damage to its systems and data that could interrupt our operations, adversely impact our reputation and brand and expose us to increased risks of governmental investigation, litigation, fines and other liability, any of which could adversely affect our business. Furthermore, responding to such an attack and mitigating the risk of future attacks could result in additional operating and capital costs in systems technology, personnel, monitoring and other investments.

In addition, we are also subject to various risks associated with the collection, handling, storage and transmission of sensitive information. In the course of doing business, we collect large volumes of employee, customer and other third-party data, including personally identifiable information and individual credit data, for various business purposes. We are subject to federal, state and international laws (including the European Union General Data Protection Regulation), as well as industry standards, relating to the collection, use, retention, security and transfer of personally identifiable information and individual credit data. In many cases, these laws apply not only to third-party transactions, but also to transfers of information between the Company and its subsidiaries, and among the Company, its subsidiaries and other parties with which the Company has commercial relations. Several jurisdictions have passed laws in this area, and other jurisdictions are considering imposing additional restrictions. These laws continue to develop and may be inconsistent from jurisdiction to jurisdiction. Complying with emerging and changing international requirements has caused, and may cause us to incur substantial costs or require us to change our business practices. If we fail to comply with the various applicable data collection and privacy laws, we could be exposed to fines, penalties, restrictions, litigation or other expenses, and our business could be adversely impacted.

While we continue to evolve our cyber security practices in line with our business’ reliance on technology and the changing external threat landscape, and we invest time, effort and financial resources to secure our systems, networks and communications, our security measures cannot provide absolute assurance that we will be successful in preventing or responding to all cyber security attacks. There can be no assurance that any breach or incident will not have a material impact on our operations and financial results.

Any breach, theft, loss, or fraudulent use of guest, employee, third-party or company data, could adversely impact our reputation and brand and our ability to retain or attract new customers, and expose us to risks of data loss, business disruption, governmental investigation, litigation and other liability, any of which could adversely affect our business. Significant capital investments and other expenditures could be required to remedy the problem and prevent future breaches, including costs associated with additional security technologies, personnel, experts and credit monitoring services for those whose data has been breached. Further, if we or our vendors experience significant data security breaches or fail to detect and appropriately respond to significant data security breaches, we could be exposed to government enforcement actions and private litigation.

Litigation, enforcement actions, fines or penalties could adversely impact our financial condition or results of operations and/or damage our reputation.

Our business is subject to various U.S. and international laws and regulations that could lead to enforcement actions, fines, civil or criminal penalties or the assertion of litigation claims and damages. In addition, improper conduct by our employees, agents or joint venture partners could damage our reputation and/or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines. In certain circumstances it may not be economical to defend against such matters and/or our legal strategy may not ultimately result in us prevailing in a matter. Such events could lead to an adverse impact on our financial condition or results of operations. In addition, we have experienced, and may continue to experience, increases in litigation pertaining to the COVID-19 crisis. We cannot predict the quantum or outcome of any such proceedings and the impact that they will have on our financial results, but any such impact may be material. While some of these claims are covered by insurance, we cannot be certain that all of them will be, which could have an adverse impact on our financial condition or results of operations.

The potential unavailability of insurance coverage, an inability to obtain insurance coverage at commercially reasonable rates or our failure to have coverage in sufficient amounts to cover our incurred losses may adversely affect our financial condition or results of operations.

We seek to maintain appropriate insurance coverage at commercially reasonable rates. We normally insure based on the cost of an asset rather than replacement value and we also elect to self-insure, co-insure, or use deductibles in certain circumstances for certain risks such as loss of use of a ship or a cyber security breach. The limits of insurance coverage we purchase are based on the availability of the coverage, evaluation of our risk profile and cost of coverage. We do not carry business interruption insurance and accordingly we have no insurance coverage for loss of revenues or earnings from our ships or other operations. Accordingly, we are not protected against all risks and we cannot be certain that our coverage will be adequate for liabilities actually incurred which could result in an unexpected decrease in our revenue and results of operations in the event of an incident.

We are members of four Protection and Indemnity (“P&I”) clubs, which are part of a worldwide group of 13 P&I clubs, known as the International Group of P&I Clubs (the “IG”). P&I coverage provided by the clubs is on a mutual basis and we are subject to additional premium calls in the event of a catastrophic loss incurred by any member of the 13 P&I clubs, whereby the reinsurance limits purchased by the IG are exhausted. We are also subject to additional premium calls based on investment and underwriting shortfalls experienced by our own individual insurers. Certain liabilities, costs, and expenses associated with the COVID-19 pandemic are insured by our participation in these P&I clubs.

We cannot be certain that insurance and reinsurance coverage will be available to us and at commercially reasonable rates in the future or at all or, if available, that it will be sufficient to cover potential claims. Additionally, if we or other insureds sustain significant losses, the result may be higher insurance premiums, cancellation of coverage, or the inability to obtain coverage. Such events could adversely affect our financial condition or results of operations.

Environmental, labor, health and safety, financial responsibility and other maritime regulations could affect operations and increase operating costs.

The U.S. and various state and foreign government or regulatory agencies have enacted or may enact environmental regulations or policies, such as requiring the use of low sulfur fuels (e.g. IMO 2020), that could increase our direct cost to operate in certain markets, increase our cost for fuel, limit the supply of compliant fuel, cause us to incur significant expenses to purchase and/or develop new equipment and adversely impact the cruise vacation industry. While we have taken and expect to continue to take a number of actions to mitigate the potential impact of certain of these regulations, there can be no assurances that these efforts will be successful or completed on a timely basis.

There is increasing global regulatory focus on climate change, greenhouse gas and other emissions. These regulatory efforts, both internationally and in the U.S. are still developing, and we cannot yet determine what the final regulatory programs or their impact will be in any jurisdiction where we do business. However, such climate change-related regulatory activity in the future may adversely affect our business and financial results by requiring us to reduce our emissions, purchase allowances or otherwise pay for our emissions. Such activity may also impact us by increasing our operating costs, including fuel costs.

In addition, we are subject to various international, national, state and local laws, regulations and treaties that govern, among other things, discharge from our ships, safety standards applicable to our ships, treatment of disabled persons, health and sanitary standards applicable to our guests, security standards on board our ships and at the ship/port interface areas, and financial responsibilities to our guests. These issues are, and we believe will continue to be, an area of focus by the relevant authorities throughout the world. This could result in the enactment of more stringent regulation of cruise ships that could subject us to increasing compliance costs in the future.

A change in our tax status under the U.S. Internal Revenue Code, or other jurisdictions, may have adverse effects on our income.

We and a number of our subsidiaries are foreign corporations that derive income from a U.S. trade or business and/or from sources within the U.S. In connection with the year end audit, each year, Drinker Biddle & Reath LLP, our U.S. tax counsel, delivers to us an opinion, based on certain representations and assumptions set forth in it, to the effect that this income, to the extent derived from or incidental to the international operation of a ship or ships, is excluded from gross income for U.S. federal income tax purposes pursuant to Section 883 of the Internal Revenue Code. We believe that most of our income (including that of our subsidiaries) is derived from or incidental to the international operation of ships.

Our ability to rely on Section 883 could be challenged or could change in the future. Provisions of the Internal Revenue Code, including Section 883, are subject to legislative change at any time. Moreover, changes could occur in the future with respect to the identity, residence or holdings of our direct or indirect shareholders, trading volume or trading frequency of our shares, or relevant foreign tax laws of Liberia or Bahamas, such that they no longer qualify as equivalent exemption jurisdictions, that could affect our eligibility for the Section 883 exemption. Accordingly, there can be no assurance that we will continue to be exempt from U.S. income tax on U.S. source shipping income in the future. If we were not entitled to the benefit of Section 883, we and our subsidiaries would be subject to U.S. taxation on a portion of the income derived from or incidental to the international operation of our ships, which would reduce our net income.

Additionally, portions of our business are operated by companies that are within the United Kingdom tonnage tax regime. Further, some of our operations are conducted in jurisdictions where we rely on tax treaties to provide exemption from taxation. To the extent the United Kingdom tonnage tax laws change or we do not continue to meet the applicable qualification requirements or if tax treaties are changed or revoked, we may be required to pay higher income tax in these jurisdictions, adversely impacting our results of operations.

As budgetary constraints continue to adversely impact the jurisdictions in which we operate, increases in income tax regulations, tax audits or tax reform affecting our operations may be imposed.

We are not a U.S. corporation and our shareholders may be subject to the uncertainties of a foreign legal system in protecting their interests.

Our corporate affairs are governed by our Articles of Incorporation and By-Laws and by the Business Corporation Act of Liberia. The provisions of the Business Corporation Act of Liberia resemble provisions of the corporation laws of a number of states in the U.S. However, while most states have a fairly well developed body of case law interpreting their respective corporate statutes, there are very few judicial cases in Liberia interpreting the Business Corporation Act of Liberia. As such, the rights and fiduciary responsibilities of directors under Liberian law are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in certain U.S. States jurisdictions. For example, the right of shareholders to bring a derivative action in Liberian courts may be more limited than in U.S. jurisdictions. There may also be practical difficulties for shareholders attempting to bring suit in Liberia and Liberian courts may or may not recognize and enforce foreign judgments. Thus, our public shareholders may have more difficulty in protecting their interests with respect to actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction.

Provisions of our Articles of Incorporation, By-Laws and Liberian law could inhibit others from acquiring us, prevent a change of control, and may prevent efforts by our shareholders to change our management.

Certain provisions of our Articles of Incorporation and By-Laws and Liberian law may inhibit third parties from effectuating a change of control of the Company without approval from our board of directors which could result in the entrenchment of current management. These include provisions in our Articles of Incorporation that prevent third parties, other than A. Wilhelmsen AS. and Cruise Associates, from acquiring beneficial ownership of more than 4.9% of our outstanding shares without the consent of our board of directors.